UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2006

UNIVERSAL CITY FLORIDA HOLDING CO. I

UCFH I FINANCE, INC.

UNIVERSAL CITY FLORIDA HOLDING CO. II

UCFH II FINANCE, INC.

(Exact name of Registrants as specified in its charter)

Florida Florida Florida Florida	333-122778	59-3354262 20-1937766 59-3354261 20-1937798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 10, 2006, Howard A. Lipson resigned as a partnership representative of Universal City Florida Holding Co. I and Universal City Florida Holding Co. II and from the Park Advisory Board of Universal City Development Partners, Ltd. On this same date, Mr. Lipson was replaced by Thomas B. McGrath. Mr. McGrath is the founder of Crossroads Media, a co-chairman of Screen Capital International, and a board member of CineWorld UK, Timeplay, and V-Media. Mr. McGrath was formerly Executive Vice President of the Viacom Entertainment Group and President of Time Warner International Broadcasting. Mr. McGrath is a graduate of Harvard University and holds an MBA from Harvard Business School. Mr. McGrath is a representative of Blackstone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY FLORIDA HOLDING CO. I

Date: August 16, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer

UCFH I FINANCE, INC.

Date: August 16, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer

UNIVERSAL CITY FLORIDA HOLDING CO. II

Date: August 16, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer

UCFH II FINANCE, INC.

Date: August 16, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer